Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 21, 2010--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.20 per share. The dividend is payable on July 1, 2010, to shareholders of record as of June 15, 2010.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of March 31, 2010. Through Porter’s subsidiary PBI Bank, it operates 18 full service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

PBIB-F

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800